UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

TYCO ELECTRONICS LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tyco Electronics Ltd. (the “Company”) wishes to highlight certain procedural matters relating to voting at its extraordinary general meeting of shareholders to be held on October 8, 2009 (the “EGM”), which is the first general meeting of shareholders to take place after the Company’s discontinuation from Bermuda and continuation as a Swiss corporation:

•                  Shareholders who are registered with voting rights in the share register of the Company as of the close of business (Eastern Daylight Time) on September 21, 2009 will be entitled to vote on the matters presented at the EGM, and beneficial holders whose shares are held by nominees registered with voting rights in our share register with respect to the beneficial owner’s shares as of such time and date will be entitled to instruct nominees to vote on the matters presented at the EGM.

•                  The Company will register all persons (including Cede & Co., other nominees and their designees) who are shareholders of record as of the close of business (Eastern Daylight Time) on September 21, 2009 as shareholders with voting rights with respect to all shares held as of the close of business (Eastern Daylight Time) on September 21, 2009, unless they notify the Company by mail that they do not wish to be registered as shareholders with voting rights.  Such notifications must be received by the Company no later than the close of business (Eastern Daylight Time) on September 21, 2009 and are to be mailed to: Tyco Electronics Ltd., Attention: Secretary, Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland.

•                  Full details about voting at the EGM will be provided in the Company’s definitive proxy statement for the EGM.  Shareholders are urged to read the definitive proxy statement when it becomes available because it will contain important information.  A copy of the definitive proxy statement relating to the EGM, together with a proxy card, will be mailed to each shareholder registered in the share register of the Company as of the close of business (Eastern Daylight Time) on August 24, 2009 and to any additional shareholders who are registered in the share register of the Company as of the close of business (Eastern Daylight Time) on September 21, 2009.  We have requested that banks, brokerage firms and other nominees who hold shares of the Company on behalf of beneficial owners as of the close of business (Eastern Daylight Time) on August 24, 2009 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders and to do the same for any additional beneficial owners who acquire their shares after August 24, 2009 and continue to hold them at the close of business (Eastern Daylight Time) on September 21, 2009.  In order to vote or give instructions to vote (as applicable) at the EGM, holders of record and beneficial owners who hold shares at the close of business (Eastern Daylight Time) on August 24, 2009 must continue to hold those shares at the close of business (Eastern Daylight Time) on September 21, 2009.

The definitive proxy statement will be, and other documents filed or to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) are, or will be, available free of charge at the SEC’s website (www.sec.gov) and at the Company’s website (www.tycoelectronics.com).

The solicitation in relation to the EGM is made by the Company.  The Company has engaged Innisfree M&A Incorporated as the proxy solicitor for the EGM.  Certain directors, officers and employees may solicit proxies in favor of the proposals to be voted on at the EGM.  Additional information about participants in the solicitation will be available in the definitive proxy statement.